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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

NAME                                              JURISDICTION OF INCORPORATION

Data Switch GmbH Elektronische Systeme            Germany
Data Switch Subsidiary Stock Corporation          Delaware
Data Switch U.K. Limited                          U.K.
General Signal Networks (Germany) GmbH            Germany
Inrange Development Corporation                   Delaware
Inrange Technologies Canada Inc.                  Canada
Inrange Technologies GmbH                         Germany
Inrange Technologies Holding S.A.S.               France
Inrange Technologies Italia, S.r.1.               Italy
Inrange Technologies Ltd.                         U.K.
Inrange Technologies S. A. (Belgium)              Belgium
Inrange Technologies S. A. (Switzerland)          Switzerland
Inrange Technologies S.A.S.                       France
Inrange Financial Corporation                     Delaware
Inrange Global Consulting, Inc.                   Delaware

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